UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Filed by a Party other than the Registrant [  ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

VBI VACCINES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 22, 2017

Dear Shareholders of VBI Vaccines Inc. (formerly SciVac Therapeutics, Inc.):

We are pleased to inform you that our 2017 Annual General and Special Meeting of shareholders (the “Annual Meeting”) will be held on June 22, 2017, at 1:00 p.m., Eastern Time, at the Boston Marriott Cambridge, 50 Broadway, Cambridge, Massachusetts 02142.

The agenda of the Annual Meeting will be the following items of business, which are more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	elect seven directors to serve until our next annual meeting or until the election and qualification of their successors;

(2)	approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation;

(3)	approve, on an advisory basis, the compensation of our named executive officers;

(4)	approve the appointment of EisnerAmper LLP as our independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee of the Board of Directors;

(5)	ratify and confirm common share issuances to certain VBI Vaccines Inc. consultants; and

(6)	transact any other business properly brought before the Annual Meeting or any adjournments thereof.

All shareholders as of close of business on May 4, 2017 (the “Record Date”) are cordially invited to attend the Annual Meeting in person. Please read the accompanying Proxy Statement carefully to ensure that you have proper evidence of share ownership as of May 4, 2017 in order to vote in person at the Annual Meeting.

This year, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet instead of mailing printed copies. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”), while also allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. Accordingly, unless otherwise specifically requested by a particular shareholder, shareholders of record at the close of business on May 4, 2017, will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with details on accessing the proxy materials for the Annual Meeting. Beneficial owners of our common shares (“Common Shares”) at the close of business on May 4, 2017, will receive separate notices on behalf of their brokers, banks or other intermediaries through which they hold our Common Shares.

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Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement and vote as soon as possible.

Sincerely,

/s/ Jeff Baxter
Jeff Baxter
Director, President and Chief Executive Officer

Cambridge, MA

May 11, 2017

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PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TABLE OF CONTENTS

●	About The Meeting: Questions and Answers and Procedural Matters– page 2

●	Governance of the Company – page 8

●	Proposal 1 — Election of Directors – page 13

●	Executive Compensation and Related Information – page 20

●	Security Ownership of Certain Beneficial Owners and Management – page 27

●	Proposal 2 – Approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation – page 29

●	Proposal 3 – Approve, on advisory basis, the compensation of our named executive officers – page 30

●	Report of the Audit Committee – page 31

●	Proposal 4 – Approval of Appointment of Independent Registered Public Accounting Firm – page 32

●	Proposal 5 – Ratify and confirm common share issuances to certain VBI Vaccines Inc. consultants – page 34

●	Certain Relationships and Related Transactions – page 35

●	Requirements for Advance Notification of Nominations and Shareholder Proposals – page 37

●	Other Matters – page 37

●	Form of Proxy Card – Annex A

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VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2017 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 22, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “Annual Report”) are available at investorvote.com.

The 2017 Annual General and Special Meeting of shareholders (the “Annual Meeting”) of VBI Vaccines Inc. (formerly SciVac Therapeutics, Inc.) (which may be referred to in this Proxy Statement as the “Company,” “VBI,” “we,” “us” or “our”) will be held on June 22, 2017, at 1:00 p.m., Eastern Time, at the Boston Marriott Cambridge, 50 Broadway, Cambridge, Massachusetts 02142.

In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), unless otherwise requested by a particular shareholder, we are providing holders of our common shares (“Common Shares”) with access to the proxy materials for the Annual Meeting over the Internet rather than in paper form, which reduces the environmental impact and costs associated with our Annual Meeting. This proxy procedure permits all shareholders of record, many of whom are unable to attend the Annual Meeting, to vote their Common Shares at the Annual Meeting.

Our Board of Directors (the “Board”) has fixed the close of business on May 4, 2017 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponements thereof.

Accordingly, if you are a shareholder of record (and did not previously request proxy materials be sent to you via e-mail), a one-page Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to you on or about May 11, 2017. Shareholders of record may access the proxy materials on the website listed above or request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. The Notice of Internet Availability also explains how you may request that we send future proxy materials to you by e-mail or in printed form by mail. If you choose the e-mail option, you will receive an e-mail next year with links to those materials and to the proxy voting site. We encourage you to choose this e-mail option, which will allow us to provide you with the information you need in a more timely manner while also helping us to conserve natural resources and save the cost of printing and mailing documents to you. Your election to receive proxy materials by e-mail or in printed form by mail will remain in effect until you terminate it.

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If you are a beneficial owner and received Annual Meeting materials, you did not receive these materials directly from us, but your broker, bank or other intermediary, forwarded you a notice with instructions on accessing our proxy materials and directing that organization how to vote your Common Shares, as well as other options that may be available to you for receiving our proxy materials.

Please refer to the question entitled “What is the difference between holding Common Shares as a shareholder of record or as a beneficial owner?” below for important details regarding different forms of share ownership.

About The Meeting: Questions and Answers AND PROCEDURAL MATTERS

Why am I receiving these proxy materials?

We have made these proxy materials available on the Internet or are providing them to you in printed form. We do this, as management of the Company, in order to solicit voting proxies for use at our Annual Meeting to be held on June 22, 2017, at 1:00 p.m., Eastern Time, and at any adjournment or postponement thereof. If you are a shareholder of record and you submit your proxy to us, you direct certain of our officers to vote your Common Shares in accordance with the voting instructions in your proxy. If you are a beneficial owner and you follow the voting instructions provided in the notice you receive from your broker, bank or other intermediary, you direct such organization to vote your Common Shares in accordance with your instructions. These proxy materials are being made available or distributed to you on or about May 11, 2017. As a shareholder of record, you are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement.

Can I attend the Annual Meeting?

You may attend the Annual Meeting if, on May 4, 2017 (the “Record Date”), you were a shareholder of record or a beneficial owner. You will be asked to show photo identification and the following:

●	if you are a shareholder of record, your Notice of Internet Availability, or admission ticket that you received with a paper proxy card or that you obtained from our shareholder voting site at www.investorvote.com; or

●	if you are a beneficial owner, the notice you received from your broker, bank or other intermediary, or a printed statement from such organization, or online access to your brokerage or other account showing your Common Share ownership on the Record Date.

We will not be able to accommodate guests without proper evidence of Common Share ownership as of the Record Date at the Annual Meeting, including guests of our shareholders.

When is the Annual Meeting?

This year, the Annual Meeting will be held on June 22, 2017. Check-in and seating for the Annual Meeting starts at 12:45 p.m., Eastern Time. The Annual Meeting will begin promptly at 1:00 p.m., Eastern Time. Please leave ample time for the check-in procedures.

Where is the Annual Meeting?

This year, the Annual Meeting will be held at the Boston Marriott Cambridge, 50 Broadway, Cambridge, Massachusetts 02142.

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What is the difference between holding Common Shares as a shareholder of record or as a beneficial owner?

You are the “shareholder of record” of any Common Shares that are registered directly in your name with the Company’s transfer agent, Computershare Trust Company of Canada. We have sent the Notice of Internet Availability directly to you if you are a shareholder of record. As a shareholder of record, you may grant your voting proxy directly to the Company or to a third party, or vote in person at the Annual Meeting.

You are the “beneficial owner” of any Common Shares (which are considered to be held in “street name”) that are held on your behalf by a brokerage account or by a bank or another intermediary that is the shareholder of record for those Common Shares. If you are a beneficial owner, you did not receive a Notice of Internet Availability directly from VBI, but your broker, bank or other intermediary forwarded you a notice together with voting instructions for directing that organization how to vote your Common Shares. You may also attend the Annual Meeting, but because a beneficial owner is not a shareholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your Common Shares, giving you the right to vote the Common Shares at the Annual Meeting.

Beneficial holders who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as “non-objecting beneficial owners” (“NOBOs”). Those non-registered holders who have objected to their intermediary disclosing ownership information about themselves to the Company are referred to as “objecting beneficial owners” (“OBOs”).

The Company is not sending the Notice of Internet Availability directly to NOBOs in connection with the Meeting, but rather has distributed copies of the Notice of Internet Availability (and where specifically requested, the printed proxy materials) to intermediaries for distribution to NOBOs.

The Company does not intend to pay for intermediaries to deliver the Notice of Internet Availability (and where specifically requested, the printed proxy materials) and Form 54-101F7 – Request for Voting Instructions Made by Intermediary to OBOs. As a result, OBOs will not receive the Annual Meeting materials unless their intermediary assumes the costs of delivery.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

You may vote your Common Shares if you owned them at the close of business on the Record Date. Pursuant to the rights of our shareholders contained in our organizational documents, each Common Share has one vote. VBI’s “Common Shares” is its only outstanding class of shares. There were 40,060,622 Common Shares outstanding as of the Record Date of May 4, 2017.

How can I vote my Common Shares in person at the Annual Meeting?

You may vote Common Shares for which you are the shareholder of record in person at the Annual Meeting. You may vote Common Shares you hold beneficially in street name in person at the Annual Meeting only if you obtain a “legal proxy” from the broker, bank or other intermediary that holds your Common Shares, giving you the right to vote the Common Shares. Even if you plan to attend the Annual Meeting, we recommend that you also direct the voting of your Common Shares by proxy as described below in the question entitled “How can I vote my Common Shares without attending the Annual Meeting?”, so that your vote will be counted even if you later decide not to attend the Annual Meeting.

How can I vote my Common Shares without attending the Annual Meeting?

Whether you hold VBI’s Common Shares as a shareholder of record or a beneficial owner, you may direct how your Common Shares are voted without attending the Annual Meeting, by the following means which, in any case, must be received by the Company by 1:00 p.m., Eastern Time, on June 20, 2017 being two business days before the Meeting:

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●	Vote by Internet: Shareholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability. If you are a beneficial owner of Common Shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for Internet voting availability.

●	Vote by Telephone: Shareholders of record who live in the United States or Canada may request a paper proxy card from VBI by following the procedures in the Notice of Internet Availability, and submit proxies by telephone by following the “Vote by Telephone” instructions on the proxy card. If you are a beneficial owner of Common Shares held in street name, please check the voting instructions in the notice provided by your broker, bank or other intermediary for telephone voting availability.

●	Vote by Mail: Shareholders of record may request a paper proxy card from VBI by following the procedures in the Notice of Internet Availability. If you elect to vote by mail, please complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your Common Shares to be voted. If you are a beneficial owner of Common Shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. If you are a shareholder of record and you submit your proxy to us by using any of the methods described above in the question entitled “How can I vote my Common Shares without attending the Annual Meeting?”, you will be appointing Jeff Baxter, our President and Chief Executive Officer, or, failing him, Egidio Nascimento, our Chief Financial Officer, as your proxy (together, the “Management Proxyholders”). The Management Proxyholders will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your Common Shares may be voted.

You also have the right to appoint a person other than the Management Proxyholders to represent you at the Meeting by striking out the names of the Management Proxyholders in the accompanying form of proxy and by inserting the desired proxyholder’s name in the blank space provided. A proxyholder need not be a shareholder.

How many Common Shares must be present or represented to conduct business at the Annual Meeting?

The quorum for the transaction of business at a meeting of shareholders is two shareholders, or one or more proxyholders representing two members, or one member and a proxyholder representing another member. If within one-half hour from the time set for the Annual Meeting, a quorum is not present, the Annual Meeting stands adjourned to the same day in the next week at the same place.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting are:

(1)	elect seven directors to serve until the next annual meeting or until the election and qualification of their successors;

(2)	approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation;

(3)	approve, on an advisory basis, the compensation of our named executive officers (commonly known as, and sometimes referred to in this Proxy Statement as, a “Say on Pay” proposal);

(4)	approve the appointment of EisnerAmper LLP as our independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee;

(5)	ratify and confirm Common Share issuances to certain Company consultants, as more specifically described in this Proxy Statement; and

(6)	transact any other business properly brought before the Annual Meeting or any adjournments thereof.

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What vote is required to approve each proposal?

Proposal 1: Election of Directors. For an uncontested election, the affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required to appoint each nominee as a director. The Majority Voting Policy (as defined in the section below titled “Proposal 1 – Election of Directors”) provides that, at a meeting for the uncontested election of directors (being an election where the number of nominees for director is not greater than the number of directors to be elected), each director of the Company that is not elected by the affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter must promptly tender his resignation. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Proposal 2: Frequency of Holding an Advisory Vote on Executive Compensation. The proposal solicits advice only as to how frequently we should seek future advisory votes on executive compensation and, therefore, there is no minimum number of votes required with respect to the proposal. Instead, the one year, two year or three year period option receiving the largest number of votes cast and constituting at least a majority of the quorum will constitute the advisory vote.

Proposal 3: Say-on-Pay Proposal. The affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required for approval of this proposal.

Proposal 4: Approval of the Appointment of Independent Registered Public Accounting Firm and remuneration to be set by the Audit Committee of the Board. The affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required for approval of this proposal. Under B.C. law, unless waived unanimously by shareholders, a B.C. company must have an auditor and the shareholders of a B.C. company must appoint, at each annual meeting of shareholders, an authorized person as auditor to hold office until the next annual meeting of shareholders. For this reason, you are only permitted to vote for the appointment of EisnerAmper LLP as auditor of the Company for the ensuing year and remuneration to be set by Audit Committee, or to withhold your vote.

Proposal 5: Ratify and confirm Common Share issuances to certain Company consultants, as more specifically described in this Proxy Statement. The affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required for approval of this proposal.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, or our Articles (i.e., the British Columbia equivalent of a U.S. corporation’s bylaws), as amended from time to time (the “Articles”).

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How are votes counted?

All Common Shares entitled to vote and that are voted in person at the Annual Meeting will be counted, and all Common Shares represented by properly executed and unrevoked proxies received prior to the Annual Meeting will be voted at the Annual Meeting as indicated in such proxies. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal 1), and on the approval of the appointment of EisnerAmper LLP as auditor for the ensuing year (Proposal 4). You may vote “FOR,” “AGAINST” or “WITHHOLD” on each of the other proposals.

The Common Shares represented by your proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly.

What is the effect of not casting a vote or if I submit a proxy but do not specify how my Common Shares are to be voted?

If you are a shareholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your Common Shares will not be voted at the Annual Meeting. If you submit a proxy, but you do not provide voting instructions, your Common Shares will be voted as recommended by the Board.

If you are a beneficial owner and you do not provide the organization that is the shareholder of record for your Common Shares with voting instructions, the organization will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, brokers and other intermediaries have the discretion to vote on routine matters such as Proposal 4 but do not have discretion to vote on non-routine matters such as Proposals 1, 2, 3 or 5. Therefore, if you do not provide voting instructions to that organization, it may vote your Common Shares only on Proposal 4 and any other routine matters properly presented for a vote at the Annual Meeting.

What is the effect of a broker non-vote?

An organization that holds Common Shares for a beneficial owner will have the discretion to vote on routine proposals if it has not received voting instructions from the beneficial owner at least 10 calendar days prior to the Annual Meeting. A broker non-vote occurs when a broker, bank or other intermediary that is otherwise counted as present or represented by proxy does not receive voting instructions from the beneficial owner and does not have the discretion to vote the Common Shares. A broker non-vote will not impact our ability to obtain a quorum for the Annual Meeting and will not otherwise affect the approval of a majority of the votes present in person or represented by proxy and entitled to vote for any Proposals.

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the proxy holders will vote the proxies held by them as recommended by the Board or, if no recommendation is given, in their own discretion. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.

Can I change my vote?

If you are a shareholder of record, you may change your vote by:

●	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above in the question entitled “How can I vote my Common Shares without attending the Annual Meeting?”;

●	providing a signed written notice of your revocation to VBI’s registered office at 1200 Waterfront Centre, 200 Burrard Street, P.O. Box 48600, Vancouver B.C., Canada V7X 1T2 c/o: Secretary, VBI Vaccines Inc., which must be received at any time up to and including June 20, 2017; or

●	attending the Annual Meeting and providing a signed written notice revoking your proxy to the Chair of the Annual Meeting, which will supersede any proxy previously submitted by you.

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However, please note that merely attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically request it.

If you are a beneficial owner of Common Shares held in street name, you may generally change your vote by:

●	submitting new voting instructions to your broker, bank or other intermediary; or

●	if you have obtained a legal proxy from the organization that holds your Common Shares giving you the right to vote your Common Shares, attending the Annual Meeting and voting in person.

However, please consult that organization for any specific rules it may have regarding your ability to change your voting instructions.

What should I do if I receive more than one Notice of Internet Availability, notice from my broker, bank or other intermediary, or set of proxy materials?

You may receive more than one Notice of Internet Availability, notice from your broker, bank or other intermediary or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you are a beneficial owner with Common Shares in more than one brokerage account, you may receive a separate notice or voting instruction card for each brokerage account in which you hold Common Shares. If you are a shareholder of record and your Common Shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each VBI proxy card or voting instruction card that you receive, and/or follow the voting instructions on each Notice of Internet Availability or other notice you receive, to ensure that all your Common Shares are voted.

Who is our Independent Registered Public Accounting Firm and will they be represented at the Annual Meeting?

VBI’s shareholders approved the appointment of EisnerAmper LLP as the auditor of the Company on September 23, 2016, to serve for the ensuing year. Accordingly, EisnerAmper LLP served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2016. We expect that representatives of EisnerAmper LLP will be present telephonically at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

Who will serve as inspector of election?

A representative from Computershare Trust Company of Canada will act as the inspector of election (scrutineer) and count the votes at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish final voting results in our Current Report on Form 8-K, which will be filed with the SEC and made available on its website at www.sec.gov, and an equivalent “Report of Voting Results,” which will be filed with an accompanying news release with the Canadian Securities Administrators (the “CSA”) and made available on SEDAR.com, promptly after the Annual Meeting.

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Who will bear the cost of soliciting votes for the Annual Meeting?

VBI will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to those beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means. These directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in doing so.

What percentage of our Common Shares do our directors and officers own?

As of March 31, 2017, our director-nominees and executive officers beneficially owned approximately 34.1% of our outstanding Common Shares. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 27 for more details.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

●	FOR the election of the nominated directors (see Proposal 1);

●	FOR the approval, on an advisory basis, of a vote on executive compensation to be held every one year (see Proposal 2);

●	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 3);

●	FOR the approval of the appointment EisnerAmper LLP as our independent registered public accounting firm to serve until the next annual meeting of shareholders and remuneration to be set by the Audit Committee (see Proposal 4); and

●	FOR the ratification and confirmation of Common Share issuances to certain Company consultants, as more specifically described in the accompanying Proxy Statement (see Proposal 5).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your Common Shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Governance of the Company

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Business Corporations Act (British Columbia) (the “BCBCA”) and our Articles. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees. There are no family relationships between any director, executive officer or person nominated to become a director.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

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Shareholder Communications

Shareholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142. These communications will be reviewed by the office of the Secretary as agent for the non-employee directors in facilitating direct communication to the Board. The Secretary’s office will treat communications containing complaints relating to accounting, internal accounting controls or auditing matters as reports under our Code of Business Conduct and Ethics (“Code of Ethics”). Further, the Secretary’s office will disregard communications that are bulk mail, solicitations to purchase products or services not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by shareholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Secretary’s office will summarize all shareholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual shareholder communications will then be circulated to the Chairman of our Nominating and Governance Committee (the “Governance Committee”).

Shareholder Proposals and Director Nominations and Recommendations. Shareholder proposals are reviewed by the Secretary’s office for compliance with the requirements for such proposals set forth in our Articles, the BCBCA, and in Regulation 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”). Shareholder proposals that meet these requirements will be summarized by the Secretary’s office. Summaries and copies of the shareholder proposals are circulated to the Chairman of the Governance Committee.

Shareholder nominations for directors are reviewed by the Board for compliance with the requirements for director nominations that are set forth in our Articles. Shareholder nominations for directors that meet these requirements are then circulated to the Chairman of the Governance Committee for consideration and evaluation by the Governance Committee.

The Governance Committee will consider director candidates recommended by shareholders. If a director candidate is recommended by a shareholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Shareholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth above regarding shareholder nominations for directors.

Retention of Shareholder Communications. Any shareholder communications which are not circulated to the Chairman of the Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Secretary’s office for at least 90 calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Shareholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Governance Committee will determine when and whether a shareholder communication should be circulated among one or more members of the Board and/or Company management.

Attendance at Annual Meetings. We encourage our Board members to attend the annual meeting each year.

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Independence of Directors

The Governance Committee operates pursuant to a charter, which can be viewed on our website at http://www.vbivaccines.com (under the “Investors” section). In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”) and National Instrument 58-101 – Disclosure of Corporate Governance Practices of the CSA. Pursuant to these rules, the Governance Committee concluded its review of director independence in November 21, 2016. After considering all relevant facts and circumstances, the Board affirmatively determined that each of Drs. Gillis (the Chairman) and De Wilde and Messrs. Requadt, Rubin and Logal are independent of us under these rules (being the majority of the Board). Mr. Baxter is not independent of us as he is Chief Executive Officer and President. Mr. Chawla is not independent of us as a representative of Perceptive Credit Holdings, LP (“Perceptive Credit”) on our Board pursuant to our existing credit facility with Perceptive Credit.

The independent directors are not expected to hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. Where deemed necessary by the independent directors, the independent directors will hold in-camera sessions exclusive of the non-independent director and members of management, which process will facilitate open and candid discussion amongst the independent directors.

The Board did not meet in 2016 prior to the VBI-SciVac Merger, and acted by unanimous written consent one time over that period. Following the VBI-SciVac Merger, the Board was reconstituted and held seven meetings in 2016. Attendance was as follows: Dr. Gillis (five); Mr. Baxter (seven); Dr. De Wilde (seven); Mr. Logal (seven); Mr. Requadt (six); Mr. Chawla (six); and Mr. Rubin (four).

Mandate of our Board

A copy of the Board Mandate, adopted as of September 23, 2016, can be viewed on our website at www.vbivaccines.com (under the “Investors” section), and is incorporated by reference herein.

Committees of our Board

The Board has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee. The Board held seven meetings during the year ended December 31, 2016. No member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Audit Committee

Our Audit Committee is comprised of Adam Logal, Steven Gillis and Steven D. Rubin, with Mr. Logal serving as Chairman. Dr. Gillis, Mr. Logal and Mr. Rubin are considered independent in accordance with the NASDAQ rules. We designate Mr. Logal, an independent director as “independence” for Audit Committee members is defined in NASDAQ Rule 5605(c)(2)(A), as the audit committee financial expert, within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.vbivaccines.com (under the “Investors” section). During 2016, the Audit Committee met in person or by telephone, or acted by unanimous written consent, four times.

The role of the Audit Committee is to:

●	oversee the Company’s accounting and financial reporting processes;

●	review management’s maintenance of internal controls and procedures for financial reporting;

●	advise our Board with respect to our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

●	oversee the independent auditor’s qualifications and independence;

●	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

●	prepare the report required by the rules of the SEC to be included in our Proxy Statement; and

●	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

Compensation Committee

Our Compensation Committee is comprised of Michel De Wilde and Scott Requadt, with Mr. Requadt serving as Chairman. Dr. De Wilde and Mr. Requadt are both considered independent in accordance with the NASDAQ rules. During 2016, the Compensation Committee did not meet.

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The purpose of the Compensation Committee is to aid the Board in meeting its responsibilities with regard to oversight and determination of executive compensation. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and will administer the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). A copy of the charter of the Compensation Committee is available on our website at www.vbivaccines.com (under the “Investors” section).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Governance Committee

Our Governance Committee is comprised of Steven D. Rubin, Michel De Wilde and Steven Gillis, with Mr. Gillis serving as Chairman. The Board has determined that all members of our Governance Committee are independent under the NASDAQ rules. During 2016, the Governance Committee met in person or by telephone, or acted by unanimous written consent, two times.

The role of the Governance Committee is to:

●	nominate and recommend nominees for the Board and submit the names of such nominees to the full Board for their approval;

●	evaluate the composition, independence, size and governance of the Board and its committees and make recommendations regarding future planning and appointment of directors to the committees; and

●	establish a policy for considering shareholder nominees for election to our Board.

A copy of the charter of the Governance Committee is available on our website at www.vbivaccines.com (under the “Investors” section).

Assessments

The Board and each individual director are periodically assessed regarding its or his effectiveness and contribution. The assessment considers: (i) in the case of the Board, its mandate; and (ii) in the case of an individual director, the competencies and skills he is expected to possess in the context of the current composition of the Board.

Director Qualifications and Diversity

The Governance Committee is responsible for identifying candidates for Board positions as well as nominating such candidates for election to our Board. All of the members of the Governance Committee are independent.

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in immunology; research and development; finance and accounting.

There is no difference in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. In evaluating nominations to the Board, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters and the willingness to assume and carry out fiduciary responsibilities. Each of the candidates nominated for election to our Board was recommended by the Governance Committee.

In the fall of 2014 the CSA introduced policies requiring companies to either adopt or explain why they have not adopted: (a) policies with respect to term limits for directors; and (b) policies and targets designed to increase participation by women in board matters and in executive positions. Given the re-constitution of the Board following the completion of the VBI-SciVac Merger this past year, the Governance Committee has begun considering the substance of appropriate policies, but has not yet adopted formal policies or targets on either term limits or diversity. Two of seven (29%) of the Company’s executive officers are female, while the Company currently has no female directors.

The Board and the Governance Committee recognize the valuable contributions made to board deliberations and management by people of different gender, experience and background. Selection is made as per the criteria described above and elsewhere in this Circular (such as based on merit, skills, qualifications, needs of the Company at the time, etc.). However, the Board is mindful of the benefit of diversity in the Company’s leadership positions and the need to maximize the effectiveness of the Board and management in their decision making abilities.

In considering the recently adopted CSA guidelines, the Governance Committee has determined to monitor developments in this area while reviewing the Company’s own practices in order to adopt a policy that is meaningful for the Company.

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Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

The Code of Ethics includes procedures for reporting violations of the Code of Ethics. In addition, the Sarbanes-Oxley Act of 2002, as amended, requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics is intended to comply with the rules of the SEC and includes these required procedures. The Code of Ethics is available on our website at www.vbivaccines.com (under the “Investors” section).

In order to ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest, interested directors are required to declare their interest and abstain from voting on the transaction or agreement.

Risk Oversight

Our Board provides risk oversight for our entire company by receiving management presentations, including risk assessments, and discussing these assessments with management. The Board’s overall risk oversight, which focuses primarily on risks and exposures associated with current matters that may present material risk to our operations, plans, prospects or reputation, is supplemented by the various committees. The Audit Committee discusses with management and our independent registered public accounting firm our risk management guidelines and policies, our major financial risk exposures and the steps taken to monitor and control such exposures. Our Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs. Our Governance Committee oversees risks related to corporate governance and management and director succession planning.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board at which he is present. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is in the best interests of the Company and will review this determination from time to time. The Chairman of the Board plays a critical role by leading the Board in its management and supervision of the business of the Company. The Board has developed written position descriptions for the Chief Executive Officer, the Chairman of the Board and the Chair of each of its committees.

Review, Approval or Ratification of Transactions with Related Persons

The Board reviews issues involving potential conflicts of interest, and reviews and approves all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. The Board has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented. However, to the extent a potential related party transaction is presented to the Board, the Company expects that the Board would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party. The Company expects that the Board would only approve a related party transaction that was in the best interests of the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party. Other than as described under the section titled, “Certain Relationships and Related Transactions,” no transaction requiring disclosure under applicable federal securities laws occurred during fiscal year 2016 that was submitted to the Board for approval as a “related party” transaction.

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Compliance with Section 16 of the Exchange Act

The Company was a foreign private issuer until December 31, 2016. By virtue of that status, for the fiscal year ended December 31, 2016 our directors, executive officers and persons who own more than 10% of our outstanding Common Shares (collectively, the “Section 16 insiders”) were not subject to the requirements under Section 16(a) of the Exchange Act to file initial reports of ownership in our Common Shares and reports of changes in ownership in such Common Shares with the SEC. As a result of its recent transition to domestic reporting status, the Section 16 insiders are required to comply with Section 16 beginning with the fiscal year commencing January 1, 2017 and ending December 31, 2017.

Proposal 1 — Election Of Directors

Majority Voting Policy

In accordance with good corporate governance practices and procedures, the Board adopted a majority voting policy on August 28, 2015 (the “Majority Voting Policy”). The Majority Voting Policy provides that, at a meeting for the uncontested election of directors (being an election where the number of nominees for director is not greater than the number of directors to be elected), each director of the Company must be elected by the vote of a majority of the Company’s Common Shares represented in person or by proxy at such meeting. Forms of proxy for the election of directors will permit a shareholder to vote in favour of, or to withhold from voting, separately for each director nominee.

If, in an uncontested election of directors, the number of Common Shares withheld for a nominee exceeds the number of Common Shares voted for that nominee at the meeting, either in person or by proxy, that director must immediately tender his or her resignation. The Governance Committee will expeditiously consider whether to recommend to the Board whether or not to accept the resignation. The Board will accept the resignation absent exceptional circumstances and such resignation will be effective when accepted by the Board. In its deliberations, the Governance Committee may consider such extenuating circumstances as it deems appropriate.

The Board shall determine whether or not to accept the resignation within 90 days of the relevant shareholders’ meeting. A director who tenders a resignation pursuant to this policy will not participate in any meeting of the Board or meetings of the Governance Committee of the Board at which the resignation is considered. The Company shall promptly issue a news release with the Board’s decision, which must fully state the reasons for that decision.

The Majority Voting Policy can be viewed on our website at http://www.vbivaccines.com (under the “Investors” section).

Nominees for Election

The Board currently has seven members. Our Board, upon the recommendation of the Governance Committee, has nominated seven individuals to serve as directors, including each of our seven incumbent directors. Each nominee has agreed, if elected, to serve until the next annual meeting or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, Common Shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by the vote of a majority of the Company’s Common Shares, represented in person or by proxy, at such meeting. There is no cumulative voting in the election of directors.

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Information concerning the proposed nominees as furnished by the individual nominees, is set out below:

Jeff R. Baxter, FCMA - President, Chief Executive Officer and Director (State of Residence – Pennsylvania)

Mr. Baxter, age 55, has served as our President, Chief Executive Officer and as a member of our Board since May 2016. Since July 2014, he has served as the President, Chief Executive Officer and a director of VBI Vaccines (Delaware) Inc. (formerly Paulson Capital (Delaware) Corp.), a Delaware corporation and a wholly-owned subsidiary of the Company (“VBI DE”). Since September 2009, Mr. Baxter has also served as Chief Executive Officer and a member of the board of directors of VBI DE’s wholly-owned subsidiary, Variation Biotechnologies (US), Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“VBI US”). Previously, he was a managing partner for the venture capital firm, The Column Group. Until July of 2006, Mr. Baxter was Senior Vice President, R&D Finance and Operations, of GlaxoSmithKline Biologicals SA, a company registered in Belgium (“GSK”). In addition to serving on our Board, Mr. Baxter currently serves as a director of ChromaDex Corporation (NASDAQ: CDXC), which serves dietary supplement, food, beverage, skin care and pharmaceutical markets. In his 19 years of pharma experience, he has held line management roles in commercial, manufacturing and IT and the office of the CEO. His most recent position in R&D included responsibility for finance, pipeline resource planning and allocation, business development, deal structuring and SROne (GSK’s in-house $125 million venture capital fund). He also chaired GSK’s R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants (“FCMA”).

Mr. Baxter’s professional achievements, including his management experience with GSK and his knowledge of finance, led us to the conclusion that he should serve as a director.

Steven Gillis, Ph.D. – Chairman of the Board (State of Residence – Washington)

Dr. Gillis, age 64, has served as our Chairman and as a member of our Board since May 2016. Dr. Gillis has served as a member of the board of directors of VBI DE and VBI US since July 2014 and December 2006, respectively. Since 2006, he has been a Managing Director of ARCH Venture Partners, or ARCH, a firm he joined in 2005. Dr. Gillis is focused on the evaluation of new life science technologies and also on the development and growth of ARCH’s biotechnology portfolio companies. In addition to serving on our Board, Dr. Gillis currently serves as a director of Shire PLC (NASDAQ: SHPG), Pulmatrix, Inc. (NASDAQ: PULM) and PhaseRx, Inc. (NASDAQ: PZRX). Dr. Gillis represents ARCH as a director and serves as Chairman of a number of ARCH’s private biotechnology portfolio companies. Dr. Gillis was a founder and director of Corixa Corporation and served as Chief Executive Officer from its inception and as its Chairman from 1999 until its acquisition in 2005 by GSK. Prior to Corixa, Dr. Gillis was a founder and director of Immunex Corp. From 1981 until his departure in 1994, Dr. Gillis served as Immunex’s Director of Research and Development, Chief Scientific Officer, and as Chief Executive Officer of Immunex’s R&D subsidiary. Dr. Gillis was interim Chief Executive Officer of Immunex Corp. following its majority purchase by American Cyanamid Company and remained a member of the board until 1997. Amgen, Inc. acquired Immunex in 2002.

Dr. Gillis is an immunologist by training with over 300 peer-reviewed publications in the areas of molecular and tumor immunology. He is credited as being a pioneer in the field of cytokines and cytokine receptors, directing the development of multiple marketed products including Leukine, (GM-CSF), Prokine (IL-2) and Enbrel (soluble TNF receptor-Fc fusion protein) as well as the regulatory approval of Bexxar (radiolabeled anti- CD20). Dr. Gillis received a B.A. from Williams College and a Ph.D. from Dartmouth College.

Dr. Gillis’ education and professional achievements, including his experience in life science technologies and biotechnologies, led us to the conclusion that he should serve as a director.

Sam Chawla – Director (State of Residence – Connecticut)

Mr. Chawla, age 42, has served as a member of our Board since May 2016 and has served as a member of the board of directors of VBI DE since July 2014. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. Prior to joining Perceptive Advisors in 2013, Mr. Chawla was a Managing Director at UBS Investment Bank (“UBS”) in the Global Healthcare Group. Mr. Chawla’s investment banking experience centered on strategic advisory work including, mergers and acquisitions buy-side and sell-side and financial advisory assignments, including equity and debt capital raises, for both public and private healthcare companies. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which he originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. In addition to serving on our Board, Mr. Chawla is a director of Great Basin Scientific, Inc. (OTCQB: GBSN).

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Pursuant to our existing credit facility with Perceptive Credit, we agreed to the appointment of a representative of Perceptive Credit on our Board reasonably acceptable to us and given Mr. Chawla’s strategic advisory and financial advisory experience with both public and private healthcare companies, agreed that he should serve as the Perceptive Credit-designee director.

Michel De Wilde, Ph.D. – Director (State of Residence – New Jersey)

Dr. De Wilde, age 67, has served as a member of our Board since May 2016 and has served as a member of the board of directors of VBI DE since July 2014. Dr. De Wilde was Senior Vice President, Research & Development, at Sanofi Pasteur, the human vaccines division of Sanofi from 2001 until June 2013. In this position, he was responsible for managing approximately 1,500 employees and a broad portfolio of approximately 20 development projects.

Prior to joining Sanofi Pasteur in January 2000, Dr. De Wilde was at SmithKline Beecham Biologicals (now GSK Vaccines) in Rixensart, Belgium. Dr. De Wilde joined the group in 1978 as a research scientist upon formation of a unit focusing on the application of recombinant DNA technology to vaccine development. He subsequently held positions of increasing responsibility and, as Vice President, Research & Development at Sanofi Pasteur, headed a team of approximately 400 specialists, active in all aspects of preclinical vaccine development. Dr. De Wilde is also independent director at the Infectious Disease Research Institute.

Dr. De Wilde received his degree in Chemistry from the Free University of Brussels in 1971, followed by a Ph.D. in Biochemistry in 1976. He carried out postdoctoral work at the University of Wisconsin, Madison (U.S.) and the University of Ghent (Belgium). Dr. De Wilde authored over 50 publications during the early part of his career.

Dr. De Wilde’s educational background and his extensive experience in biopharmaceutical development, led us to the conclusion that he should serve as a director.

Adam Logal – Director (State of Residence – Florida)

Mr. Logal, age 39, has served as a member of our Board since April 2014. Mr. Logal has served as OPKO Health, Inc.’s Sr. Vice President and Chief Financial Officer since April 2014 and as its Vice President of Finance, Chief Accounting Officer and Treasurer since March 2007. From 2002 to 2007, Mr. Logal served in senior management of Nabi Biopharmaceuticals, a publicly traded, biopharmaceutical company engaged in the development and commercialization of proprietary products. Mr. Logal held various positions of increasing responsibility at Nabi Biopharmaceuticals, last serving as Senior Director of Accounting and Reporting.

Mr. Logal’s education and professional achievements, including his financial experience in life science technologies and biotechnologies, led us to the conclusion that he should be a director.

Scott Requadt, JD, MBA. – Director (State of Residence – Massachusetts)

Mr. Requadt, age 49, has served as a member of our Board since May 2016 and has served as a member of the board of directors of VBI DE since December 2015. He is also a Managing Director at Clarus, a leading life sciences investment fund. Mr. Requadt has over 15 years of operating and investment experience in the pharmaceutical industry. Prior to joining Clarus in 2005, Mr. Requadt was Director, Business Development of TransForm Pharmaceuticals until it was acquired by Johnson & Johnson, and previously practiced for several years as a mergers and acquisitions attorney at the law firm of Davis Polk & Wardwell. Before that, Mr. Requadt was a law clerk for a senior judge at the Supreme Court of Canada. Mr. Requadt holds a B.Com (Economics & Finance) from McGill University (First Class Honors), an LL.B from University of Toronto and an MBA from Harvard Business School (Baker Scholar). Mr. Requadt has been involved in multiple Clarus investments spanning both therapeutics and medtech, as well as several R&D risk-sharing collaborations with large pharma partners. In addition to VBI, he currently serves on the Boards of ESSA Pharmaceuticals (NASDAQ: EPIX), AvroBio and Edev S.a.r.l. He has previously been active on the boards of TyRx, Catabasis (NASDAQ: CATB), Oxford Immunotec (NASDAQ: OXFD), Link Medicine and Biolex Therapeutics.

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Mr. Requadt’s extensive business experience in the pharmaceutical industry led us to the conclusion that he should serve as a director.

Steven D. Rubin – Director (State of Residence – Florida)

Mr. Rubin, age 56, has served as a member of our Board since October 2012. Mr. Rubin has served as Executive Vice President –Administration of OPKO Health, Inc. since May 2007 and as a director of OPKO Health, Inc. since February 2007. Mr. Rubin currently serves on the board of directors of Cogint, Inc. (NASDAQ MKT: COGT), an information solutions provider focused on the data-fusion market, Kidville, Inc. (OTCBB:KVIL), which operates large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds, Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company, Cocrystal Pharma, Inc. (OTCBB: COCP), formerly Biozone Pharmaceuticals, Inc., a publicly traded biotechnology company developing new treatments for viral diseases, Sevion Therapeutics, Inc. (OTCBB:SVON), a clinical stage company which discovers and develops next-generation biologics for the treatment of cancer and immunological diseases, Castle Brands, Inc. (NYSE MKT:ROX), a developer and marketer of premium brand spirits, and Neovasc, Inc. (TSXV:NVC), a company developing and marketing medical specialty vascular devices. Mr. Rubin previously served as a director of Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company, Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc., SciVac Therapeutics, Inc. prior to its merger with VBI Vaccines, Inc., Tiger X Medical, Inc. prior to its merger with BioCardia, Inc., and PROLOR Biotech, Inc., prior to its acquisition by the Company in August 2013. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006.

Mr. Rubin’s education and professional achievements, including his experience in life science technologies and biotechnologies, led us to the conclusion that he should be a director.

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Director Summary Compensation Table

Director Compensation

Except as set forth in the table below, none of our directors received compensation during the fiscal year ended December 31, 2016 for services provided as a director except reimbursement of ordinary and reasonable expenses incurred in exercising their responsibilities and duties as a director.

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our non-Executive Officer Directors in the year ended December 31, 2016.

Name of Director		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Gillis, Ph.D.	2016	$34,500	$290,250	$-	-	-	-	$324,750
Sam Chawla	2016	15,000	193,500	-	-	-	-	208,500
Michel De Wilde, Ph.D	2016	19,000	193,500	-	-	-	-	212,500
Adam Logal	2016	22,500	193,500	-	-	-	-	216,000
Steven D. Rubin	2016	20,000	290,250	-	-	-	-	310,250
Scott Requadt	2016	20,000	193,500	-	-	-	-	213,500

There were no fees paid or stock awards granted to directors during the year ended December 31, 2015.

Contemporaneously with the VBI-SciVac Merger, the Board approved compensation to be paid to directors of the Company following the closing of the VBI-SciVac Merger pursuant to those certain director services agreements between the Company and each director as follows:

For purposes of this proxy statement, the “VBI-SciVac Merger” has the meaning defined herein: On October 26, 2015, we entered into an agreement and plan of merger pursuant to which we agreed to acquire VBI DE by way of a merger transaction. On May 6, 2016, we completed our acquisition of VBI DE, pursuant to which Seniccav Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary, merged with and into VBI DE, with VBI DE continuing as the surviving corporation and as our wholly-owned subsidiary (the “VBI-SciVac Merger”). Upon completion of the VBI-SciVac Merger, we (then named “SciVac Therapeutics Inc.”) changed our name to “VBI Vaccines Inc.” and received approval for the listing of our Common Shares on the NASDAQ Capital Market. Our Common Shares commenced trading on the NASDAQ Capital Market at the opening of trading on May 9, 2016 under our new name and the symbol “VBIV.” Following the effective time of the VBI-SciVac Merger, our Common Shares began to trade on the TSX under the new symbol “VBV.”

Steven Gillis, Ph.D.

Pursuant to a director services agreement dated May 8, 2014, as amended, Dr. Gillis receives quarterly compensation of: (i) $13,750 for serving as chairman of the Board, (ii) $1,750 for serving as a member of the Audit Committee, (iii) and $1,750 for serving as the chair of the Nominations and Governance Committee. The Company has agreed to reimburse Dr. Gillis for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. Dr. Gillis may be eligible for options or other equity awards to purchase or otherwise acquire Common Shares of the Company in the Board’s discretion. On January 26, 2017, our Board granted Dr. Gillis options to buy 12,500 Common Shares, pursuant to the VBI Vaccines Inc. Incentive Plan, effective May 6, 2016, as amended on June 23, 2016 (the “2016 Plan”), at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 29, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Jeff R. Baxter, FCMA

Pursuant to a director services agreement dated May 8, 2014, as amended, the Company agreed to reimburse Mr. Baxter for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. As Chief Executive Officer and President of the Company, Mr. Baxter agrees that he will receive no additional compensation for services as a director of the Company.

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Steven D. Rubin

Pursuant to a director services agreement dated July 26, 2016, Mr. Rubin (or his designee) receives quarterly compensation of: (i) $7,500 for serving as a director; (ii) $1,750 for serving as a member of the Audit Committee; and (iii) $750 for serving as a member of the Nomination and Governance Committee. The Company has agreed to reimburse Mr. Rubin for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. Mr. Rubin may be eligible for options or other equity awards to purchase or otherwise acquire Common Shares of the Company in the Board’s discretion. On January 26, 2017, our Board granted Mr. Rubin options to buy 12,500 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 30, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Sam Chawla

Pursuant to a director services agreement dated May 8, 2014, as amended, Mr. Chawla received quarterly compensation of: $7,500 for serving as a director. The Company has agreed to reimburse Mr. Chawla for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. Mr. Chawla may be eligible for options or other equity awards to purchase or otherwise acquire Common Shares of the Company in the Board’s discretion. On January 26, 2017, our Board approved entering into an amendment to Mr. Chawla’s agreement pursuant to which Mr. Chawla will agree to relinquish his rights to receive any and all cash compensation, such that no further cash payments will be made to Mr. Chawla. On that same day, our Board granted Mr. Chawla options to buy 12,500 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 30, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Michel De Wilde, Ph.D.

Pursuant to a director services agreement dated May 8, 2014, as amended, Dr. De Wilde (or his designee) receives quarterly compensation of: (i) $7,500 for serving as a director, (ii) $1,250 for serving as a member of the Compensation Committee, (iii) and $750 for serving as a member of the Nominations and Governance Committee. The Company has agreed to reimburse Dr. De Wilde for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. Dr. De Wilde may be eligible for options or other equity awards to purchase or otherwise acquire Common Shares in the Board’s discretion. On January 26, 2017, our Board granted Dr. De Wilde options to buy 12,500 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated April 17, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Scott Requadt

Pursuant to a director services agreement dated December 8, 2015, as amended, Mr. Requadt (or his designee) receives quarterly compensation of: (i) $7,500 for serving as a director and (ii) $2,500 for serving as the chair of the Compensation Committee. The Company has agreed to reimburse Mr. Requadt for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. Mr. Requadt may be eligible for options or other equity awards to purchase or otherwise acquire Common Shares in the Board’s discretion. On January 26, 2017, our Board granted Mr. Requadt options to buy 12,500 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 31, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Adam Logal

Pursuant to a director services agreement dated July 26, 2016, Mr. Logal (or his designee) receives quarterly compensation of: (i) $7,500 for serving as a director and (ii) $3,750 for serving as the chair of the Audit Committee. The Company has agreed to reimburse Mr. Logal for ordinary and reasonable expenses incurred in exercising his responsibilities and duties as a director. Mr. Logal may be eligible for options or other equity awards to purchase or otherwise acquire Common Shares in the Board’s discretion. On January 26, 2017, our Board granted Mr. Logal options to buy 12,500 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 30, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

18

Continuing Education of Directors

We are committed to supporting the continuing education of our directors on relevant matters. The Governance Committee of the Board will decide on a case-by-case basis the appropriate level and frequency of support to provide.

Corporate Cease Trade Orders or Bankruptcies

No proposed director of the Company is, as of the date hereof or was within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that:

(a)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as disclosed herein, no proposed director of the Company:

(a)	is, as of the date hereof or was within 10 years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	has, within 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

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Mr. Chawla was a director of Response Genetics, Inc. (“Response”) until he resigned on October 9, 2015. Before Mr. Chawla resigned, Response Genetics, Inc. commenced a chapter 11 case before the U.S. Bankruptcy Court for the District of Delaware. According to Response’s most recent public filings, it does not expect to re-commence business operations.

Penalties or Sanctions

No proposed director of the Company has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

The foregoing, not being within the knowledge of the Company, has been furnished by the respective directors.

Indebtedness of Directors and Executive Officers

As at the date of this Proxy Statement, no executive officer, director, employee, former executive officer, director or employee of the Company or any of its subsidiaries, has been indebted to the Company or any of its subsidiaries, either in connection with the purchase of securities or otherwise. No director, executive officer, proposed nominee for election as a director of the Company, or an associate of any such director, executive officer or proposed nominee has been indebted to the Company or any of its subsidiaries or any other entity which indebtedness is or has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.

Vote and Recommendation

The affirmative vote of the majority of the votes cast by the holders of all Common Shares present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. If, in an uncontested election of directors, the number of shares withheld for a nominee exceeds the number of shares voted for that nominee at the Annual Meeting, either in person or by proxy, that director must immediately tender his or her resignation.

Our Board recommends a vote “FOR” each of the nominees.

Executive Compensation and Related Information

Executive Officers

Jeff R. Baxter, FCMA – President, Chief Executive Officer and Director

Mr. Baxter’s biography is included in the discussion of Proposal 1 above.

David E. Anderson, Ph.D. – Chief Scientific Officer

Dr. Anderson, age 47, has served as our Chief Scientific Officer since May 6, 2016 and as VBI DE’s Chief Scientific Officer since August 2015 and as VBI US’s Vice President of Immunology/Research since joining VBI US full time in 2009 from Harvard Medical School, where he held a position as Assistant Professor. Dr. Anderson is an immunologist with expertise in the areas of vaccine development, autoimmunity and tumor immunology. As a co-founder of Variation Biotechnologies, Inc. a Canadian company and the wholly-owned subsidiary of VBI US (“VBI Cda”), Dr. Anderson is an inventor on many of VBI’s patents and actively manages VBI’s research operation. Dr. Anderson holds a Ph.D. from Harvard University and a B.S. from the University of California, Davis.

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Dr. Francisco Diaz-Mitoma, M.D. Ph.D. – Chief Medical Officer

Dr. Diaz-Mitoma, age 62, has served as our Chief Medical Officer since February 2016 through his medical professional services corporation. He is a medical scientist and professor who most recently served as a professor of the Northern Ontario School of Medicine (“NOSM”). While in this position, Dr. Diaz-Mitoma was Vice President of Research at Health Sciences North and founder of the Advanced Medical Research Institute of Canada (“AMRIC”) and served as its Chief Executive Officer and Chief Scientist. AMRIC is focused on translational medical and vaccine development research. Prior to joining the faculty at the NOSM, Dr. Diaz-Mitoma was a professor of Pediatrics, Pathology, Laboratory Medicine, and Microbiology at the University of Ottawa. While in this position, he founded the Vaccine and Infectious Disease Centre at the Children’s Hospital of Eastern Ontario (“CHEO”), a pediatric health and research center. Dr. Diaz-Mitoma received his medical degree from the University of Guadalajara, completed fellowship training in Infectious Diseases at the University of Manitoba, and earned a Ph.D. in Virology from the University of Alberta.

Egidio Nascimento – Chief Financial Officer

Mr. Nascimento, age 50, has served as our Chief Financial Officer since September 2016 and was our Corporate Controller from May 2016 until September 2016. He has served as Chief Financial Officer for VBI DE and VBI US since May 2014 and December 2006, respectively. He previously worked as Vice President of Finance at Genome Canada and as the chief financial officer of two start-up companies. Subsequent to starting and managing a new and emerging business group in Ottawa, Ontario he has focused his career on managing and securing financing for leading-edge technology and biotechnology companies. During his career, he has played a key role in helping six companies raise over CAD $220 million in capital. Mr. Nascimento is a Chartered Professional Accountant (CPA) and Chartered Accountant (CA) and holds a Bachelor of Commerce degree from the University of Ottawa, Canada.

T. Adam Buckley – Vice President of Business Development

Mr. Buckley, age 41, has served as our VP, Business Development since May 2016 and has served as VBI DE’s VP, Business Development since August 2015 and previously as VP, Operations and Project Management since January 2002. Mr. Buckley helped establish and joined VBI Cda in 2001, and his efforts included attracting seed capital, developing VBI Cda’s first business plan, protecting IP and structuring VBI US. He had an active role in VBI US’ Series A financing, raising $35.7 million, and has led several key technology acquisitions for VBI US. Mr. Buckley obtained his M.B.A. and Bachelor of Science in Biology and Psychology at McMaster University in Canada. Prior to joining VBI Cda, he built experience in project management and corporate development at Riverview Hospital in Coquitlam, British Columbia, and at the Children’s Hospital of Eastern Ontario in Ottawa, Ontario.

Catherine Eckenswiller – Contracts and Intellectual Property Counsel

Ms. Eckenswiller, age 52, has served as Contracts and Intellectual Property Counsel since June, 2016. She joined the Company from the National Research Council of Canada (“NRC”), where she focused on managing and commercializing intellectual property portfolios. Prior to NRC, Catherine was in private practice with Smart & Biggar, where she focused on intellectual property transactions, and with Fasken Martineau LLP, where she practiced corporate law. Prior to entering private practice, she clerked at the Federal Court of Appeal. Ms. Eckenswiller has a B. Sc. (Hons.) in Biochemistry and M. Sc. in Plant Biochemistry from the University of Waterloo, and a J.D. from Western University. She is called to the Bar of the Province of Ontario and is a registered patent and trade-mark agent.

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Nell Beattie – Director, Corporate Development and Investor Relations

Ms. Beattie, age 29, has served as our Director, Corporate Development and Investor Relations since June 2015. She joined the Company after completing her M.B.A at the Tuck School of Business at Dartmouth College. Prior to receiving her M.B.A., she was a consultant at Artisan Healthcare Consulting, where she worked with pharmaceutical and biotechnology companies to develop financial and strategic analyses, as well as provided guidance and support for corporate and business development efforts. Ms. Beattie also holds a B.A. from Dartmouth College.

Summary Compensation Table for 2016 and 2015

The following summary compensation table and narrative disclosure sets forth information regarding all compensation awarded to, earned by or paid to our named executive officers, which consist of (a) any persons who served as our principal executive officer during any part of 2016; (b) each of our two most highly compensated executive officers who served as executive officers at the end of 2016; and (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the person was not serving as our executive officer at the end of the fiscal year ended December 31, 2016, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation did not exceed $100,000 for the year ended December 31, 2016.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jeff R. Baxter, FCMA - President and Chief Executive Officer	2016	$280,000	$195,300	$483,750	-	-	-	$36,608	$995,658

David E. Anderson, Ph.D. – Chief Scientific Officer	2016	$200,000	$97,650	$338,625	-	-	-	$2,813	$639,088

Egidio Nascimento,	2016	$166,667	$55,000	-	$285,000	-	-	$2,132	$508,779
Chief Financial Officer

Curtis A. Lockshin, (6) Former Chief Technical Officer and	2016	$166,915	$56,250	$435,375	-	-	-	-	$658,540
Former Chief Executive Officer	2015	$107,500	-	-	-	-	-	-	$107,500

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Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Jeff R. Baxter, FCMA

Mr. Baxter serves as our President and Chief Executive Officer pursuant to an employment agreement dated May 8, 2014. Pursuant to this agreement, Mr. Baxter received an initial annual salary in the amount of $385,000, increased to $400,000 annual salary for 2015 and $420,000 and $450,000 for 2016 and 2017, respectively. Mr. Baxter may be eligible for options or other equity instruments to purchase or otherwise acquire Common Shares in the Board’s discretion. Any outstanding options shall accelerate fully if he is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Baxter is eligible to be considered for an annual cash bonus of up to 50% of his then applicable base salary based on his meeting certain performance objectives, and if he is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay him severance compensation equal to six months plus one month for every full year of service post-PLCC Merger, as defined below, up to a maximum of 12 months.

For purposes of this proxy statement, “PLCC Merger” means the merger completed on July 25, 2014 by VBI US with VBI Acquisition Corp. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of VBI DE, whereby Merger Sub merged with and into VBI US, with VBI US continuing as the surviving corporation. As a result of the PLCC Merger, VBI US was acquired by, and became a wholly-owned subsidiary of VBI DE and VBI DE changed its name to VBI Vaccines Inc. and then subsequently changed its name to VBI Vaccines (Delaware) Inc. on July 19, 2016.

On January 26, 2017, our Board granted Mr. Baxter options to buy 20,000 Common Shares pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated April 18, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Dr. David E. Anderson, Ph.D.

Dr. Anderson serves as our Chief Scientific Officer pursuant to a revised employment agreement dated May 8, 2014. Pursuant to this agreement, Dr. Anderson received an initial annual salary in the amount of $250,000, increased to $285,000 annual salary for 2015 and $300,000 and $320,000 for 2016 and 2017, respectively. Dr. Anderson may be eligible for options or other equity instruments to purchase or otherwise acquire Common Shares in the Board’s discretion. Any outstanding options shall accelerate fully if he is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Dr. Anderson is eligible to be considered for an annual cash bonus of up to 35% of his then applicable base salary based on his meeting certain performance objectives, and if he is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay him severance compensation equal to six months plus one month for every full year of service post-PLCC Merger up to a maximum of 12 months. On January 26, 2017, our Board granted Dr. Anderson options to buy 20,000 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 31, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Egidio Nascimento

Mr. Nascimento serves as our Chief Financial Officer pursuant to a revised employment agreement dated May 8, 2014. Pursuant to this agreement, Mr. Nascimento received an initial annual salary in the amount of $240,000 increased to $242,500 annual salary for 2015 and $250,000 and $275,000 for 2016 and 2017, respectively. Mr. Nascimento may be eligible for options or other equity instruments to purchase or otherwise acquire Common Shares in the Board’s discretion. Any outstanding options shall accelerate fully if he is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Nascimento is eligible to be considered for an annual cash bonus of up to 25% of his then applicable base salary based on his meeting certain performance objectives, and if he is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay him severance compensation equal to six months plus one month for every full year of service post-PLCC Merger up to a maximum of 12 months. On January 26, 2017, our Board granted Mr. Nascimento options to buy 20,000 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.45, which are governed by that certain option agreement, dated March 30, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

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Dr. Curtis Lockshin, Ph.D.

Dr. Lockshin received an annual base salary of $170,000 from January 1, 2016 until such amount was increased in connection with the VBI-SciVac Merger to $225,000 pursuant to an employment agreement, effective May 9, 2016. During the year ended December 31, 2015, Dr. Lockshin had an annual base salary of $107,500. On December 22, 2016 he resigned from all offices and signed a separation agreement. Pursuant to such separation agreement, we agreed to pay Dr. Lockshin a cash bonus of $56,250, equal to 3 months of his salary. Dr. Lockshin agreed to provide consulting services until January 31, 2017 as reasonably requested by us for no compensation; provided, however, that Dr. Lockshin would be paid at the rate of $125 per hour for each hour over 150 hours performed in any calendar month.

Francisco Diaz-Mitoma

Dr. Diaz-Mitoma serves as our Chief Medical Officer. Pursuant to a consulting agreement dated July 1, 2016 (the “Diaz-Mitoma Consulting Agreement”), Dr. Diaz-Mitoma received a cash fee of CAD $40,000 per month for 2016. On March 29, 2017, VBI Cda entered into an amendment, effective January 1, 2017, to the Diaz-Mitoma Consulting Agreement, pursuant to which (i) the term of the Diaz-Mitoma Consulting Agreement was extended until December 31, 2017, constituting an additional one year term; (ii) the cash consulting fee was increased from CAD $40,000 to CAD $41,080 per month; and (iii) VBI Cda agreed to pay a performance-based bonus for 2016 services equal to USD $115,733. In addition, VBI Cda agreed to cause the Company to issue Dr. Diaz-Mitoma, as the designee of his professional corporation, pursuant to the 2016 Plan, (a) 12,500 Common Shares and (b) 20,000 options to purchase Common Shares, subject to the terms and conditions of the applicable option agreement.

T. Adam Buckley

Mr. Buckley serves as our VP, Corporate Development. Pursuant to an employment agreement dated July 25, 2014, Mr. Buckley received an initial annual salary in the amount of $150,000, increased to $155,000 annual salary for 2015 and $160,000 and $180,000 for 2016 and 2017, respectively. Mr. Buckley may be eligible for options or other equity instruments to purchase or otherwise acquire Common Shares in the discretion of the Board. Any outstanding options will accelerate fully if he is terminated without cause, is terminated during the period that begins when negotiations with an unrelated third party for a Change of Control (as defined in the employment agreement) begin and ends on the 12-month anniversary of the closing of the Change of Control transaction or terminates his employment for Good Reason (as defined in the employment agreement). Mr. Buckley is eligible to be considered for an annual cash bonus of up to 25% of his then applicable base salary based on his meeting certain performance objectives, and if he is dismissed from employment by the Company for any reason other than “cause,” the Company is obligated to pay him severance compensation equal to six months plus one month for every full year of service post-PLCC Merger up to a maximum of 12 months. On January 26, 2017, our Board granted Mr. Buckley options to buy 20,000 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated March 30, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

Nell Beattie

Ms. Beattie serves as our Director, Corporate Development and Investor Relations. Pursuant to an offer letter dated June 22, 2015, Ms. Beattie received an initial annual salary of $125,000 for 2015 and increased to $131,000 and $145,000 for 2016 and 2017, respectively. Ms. Beattie may be eligible for options or other equity instruments to purchase or otherwise acquire Common Shares in the discretion of the Board. Ms. Beattie is eligible to be considered for an annual cash bonus of up to 25% of her then applicable base salary based on her meeting certain performance objectives. Ms. Beattie received a signing bonus of $37,500 of which 50% is fully repayable if Ms. Beattie resigns or is terminated for Cause (as defined in the employment agreement). On January 26, 2017, our Board granted Ms. Beattie options to buy 20,000 Common Shares, pursuant to the 2016 Plan, at an exercise price per share equal to $3.79, which are governed by that certain option agreement, dated April 3, 2017. Such options vest and become exercisable in 48 equal monthly installments beginning on the first day of the month following the grant date.

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Jim Martin

Mr. Martin received an annual base salary of $125,000 from January 1, 2016 until such amount was increased in connection with the VBI-SciVac Merger to $225,000, pursuant to an employment agreement, effective May 9, 2016. During the year ended December 31, 2015, Mr. Martin had an annual base salary of $125,000. On September 1, 2016 he resigned from all offices and signed a separation agreement. Pursuant to such separation agreement, we agreed to pay Mr. Martin a cash bonus of $56,250, equal to 3 months of his salary. Mr. Martin agreed to provide consulting services until November 5, 2016 as reasonably requested by us for no compensation; provided, however, that Mr. Martin would be paid at the rate of $125 per hour for each hour over 150 hours performed in any calendar month.

Potential Payment Upon Termination

If Jeff Baxter, David E. Anderson, Egidio Nascimento or T. Adam Buckley are terminated without cause, the termination is a change of control termination, or the termination is by such officer for good reason, then such officer shall be entitled to payments of their respective base salary and properly documented expense reimbursement that had accrued but had not been paid prior to the date of such termination, payments for any accrued but unused vacation time, and payments of severance. Severance payment is a lump sum payment equal to six months of base salary (at the rate in effect on the date of termination) plus an additional one month’s payment of base salary for each full year served by such officer since July 25, 2014. The obligation of the Company to make severance payments is subject to the officer signing a general release of claims as set out in the agreement, and the officer’s compliance with the confidentiality, non-competition, and cooperation provisions of the agreement.

Unless otherwise agreed by the Board, other staff members would be entitled to severance upon termination of employment pursuant to the respective subsidiary’s severance policy and applicable law. The VBI DE employees are at will and VBI Cda’s policy provides for 1 week of termination pay for each completed year of service. SciVac’s liability for severance pay is calculated in accordance with Israeli law based on the most recent salary paid to employees and the length of employment in the Company. The Company records its obligation with respect of employee severance payments as if it was payable at each balance sheet date (the “shut-down method”). The Company’s liability is funded through individual insurance policies purchased from outside insurance companies, which are not under the Company’s control.

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Outstanding Equity Awards

The following table provides information about equity awards granted to our named executive officers that were outstanding on December 31, 2016.

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($)		Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Jeff R. Baxter, FCMA	116,420	(1)	0	$5.06		11/13/2019	(2)	—	—
	19,771	(2)	0	$2.50		3/29/2022	(2)	—	—
	15,306	(2)	0	$2.50		4/2/2022	(2)	—	—
	236,887	(3)	155,202	$4.13		7/25/2024	(3)	—	—
	55,271	(2)	100,791	$4.93		7/30/2025	(2)	—	—
	—		—	—		—		93,750	362,813	(4)

David E. Anderson, Ph.D.	3,893	(2)	0	$2.50		3/18/2018	(2)	—	—
	7,471	(2)	0	$5.06		1/21/2019	(2)	—	—
	26,786	(2)	0	$2.50		3/29/2022	(2)	—	—
	15,306	(2)	0	$2.50		4/2/2022	(2)	—	—
	104,405	(3)	68,404	$4.13		7/25/2024	(3)	—	—
	41,453	(2)	75,593	$4.93		7/30/2025	(2)	—	—
	—		—	—		—		65,625	253,969	(4)

Egidio Nascimento	4,671	(2)	0	$2.94	(5)	3/18/2018	(2)	—	—
	13,519	(2)	0	$4.87	(5)	1/21/2019	(2)	—	—
	5,357	(2)	0	$2.94	(5)	3/29/2022	(2)	—	—
	5,357	(2)	0	$2.94	(5)	4/2/2022	(2)	—	—
	92,501	(3)	60,605	$4.51	(5)	7/25/2024	(3)	—	—
	27,635	(2)	50,396	$4.74	(5)	7/30/2025	(2)	—	—
	18,750	(2)	56,250	$3.65	(5)	6/22/2026	(2)	—	—

(1)	25% of options vest on September 14, 2010 and then monthly over the remaining 36 months. Grant dates are ten years prior to expiration date.

(2)	Options vest monthly over 48 months. Grant dates are ten years prior to expiration date.

(3)	Options vest monthly over 48 months and expire 10 years after the PLCC Merger date, which was July 25, 2014. The grant date was April 24, 2015.

(4)	Stock awards vest 25% per year over the next three years on the anniversary of the grant. Grant dates are ten years prior to expiration date.

(5)	Exercise price is in CAD, USD equivalent is shown using the closing foreign exchange rate on December 31, 2016.

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Security Ownership Of Certain Beneficial Owners And Management

sets forth certain information with respect to the beneficial ownership of our Common Shares as of March 31, 2017, 2017, for:

●	each of our directors;

●	each of our named executive officers;

●	all of our directors and executive officers as a group; and

●	each shareholder known by us to be the beneficial owner of more than 5% of our outstanding Common Shares.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all Common Shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 40,060,622 outstanding at March 31, 2017. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all Common Shares subject to options or other convertible securities held by that person or entity that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of March 31, 2017. We did not deem these Common Shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, Massachusetts 02142.

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Names and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	% of Common Shares Owned
Directors and Named Executive Officers:
Sam Chawla - Director(1)	6,601,405	16.5%
Steven Gillis, Ph.D. - Chairman of the Board (2)	2,814,495	7.0%
Scott Requadt - Director(3)	2,704,062	6.7%
Jeff R. Baxter, FCMA – President and Chief Executive Officer and Director(4)	547,752	1.3%
David E. Anderson, Ph.D. – Chief Scientific Officer(5)	285,129	*
Dr. Curtis Lockshin – Former Chief Executive Officer(6)	34,582	*
Egidio Nascimento, Chief Financial Officer(7)	186,037	*
Michel De Wilde, Ph.D. - Director (8)	35,562	*
Steven D. Rubin - Director(9)	19,270	*
Adam Logal – Director (10)	13,020	*
Other Executive Officers(11)	440,263	1.0%
All Directors and Executive Officers as a Group (14 persons)(12)	13,646,995	34.1%

More than 5% Owners:
Perceptive Life Sciences Master Fund Ltd.(13)	6,565,843	16.4%
OPKO Health Inc. (14)	6,023,014	15.0%
CLS Therapeutics Limited(15)	3,670,086	9.2%
Barry Honig(16)	3,477,371	8.7%
ARCH Venture Fund VI, L.P. (17)	2,726,057	6.8%
Clarus Lifesciences I, L.P. (18)	2,691,042	6.7%

* Less than one percent.

(1)	Includes 12,500 Common Shares and 23,062 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017. Also includes 6,565,843 Common Shares held of record by Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd, a related entity. As a Portfolio Manager of Perceptive Advisors LLC, a related entity to Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd, Mr. Chawla has voting and dispositive control over any securities owned of record by Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd. Therefore, he may be deemed to beneficially own the Common Shares held of record by Perceptive Life Sciences Master Fund Ltd. and Titan-Perc Ltd.

(2)	Includes 28,166 Common Shares and 60,272 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017. Also includes 2,726,057 Common Shares held of record by ARCH Venture Fund VI, L.P. (“ARCH VI”). ARCH Venture Partners VI, L.P. (the “ARCH GPLP”), as the sole general partner of ARCH VI, may be deemed to beneficially own certain of the shares held of record by ARCH VI. The ARCH GPLP disclaims beneficial ownership of all shares held of record by ARCH VI in which the ARCH GPLP does not have an actual pecuniary interest. ARCH Venture Partners VI, LLC (the “ARCH GPLLC”), as the sole general partner of the ARCH GPLP, may be deemed to beneficially own certain of the shares held of record by ARCH VI. The ARCH GPLLC disclaims beneficial ownership of all shares held of record by ARCH GPLP in which the ARCH GPLLC does not have an actual pecuniary interest. Steven Gillis owns an interest in ARCH GPLP but does not have voting or investment control over the shares held by ARCH VI and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(3)	Includes 12,500 Common Shares and 520 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017. Also, includes 2,691,042 Common Shares held of record by Clarus Lifesciences I, L.P. (“Clarus”). Clarus Ventures I GP, L.P. (the “Clarus GPLP”), as the sole general partner of Clarus, may be deemed to beneficially own certain of the shares held of record by Clarus. The Clarus GPLP disclaims beneficial ownership of all shares held of record by Clarus in which the Clarus GPLP does not have an actual pecuniary interest. Clarus Ventures I, LLC (the “Clarus GPLLC”), as the sole general partner of the Clarus GPLP, may be deemed to beneficially own certain of the shares held of record by Clarus. The Clarus GPLLC disclaims beneficial ownership of all shares held of record by Clarus in which it does not have an actual pecuniary interest. Mr. Requadt, as a Managing Director of the Clarus GPLLC, may be deemed to beneficially own certain of the shares held of record by Clarus. Mr. Requadt disclaims beneficial ownership of all shares held of record by Clarus in which he does not have an actual pecuniary interest.

(4)	Includes 69,005 Common Shares and 478,747 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017.

(5)	Includes 66,865 Common Shares and 218,264 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017.

(6)	Includes 34,582 Common Shares.

(7)	Includes 2,968 Common Shares and 183,069 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017.

(8)	Includes 12,500 Common Shares and 23,062 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017.

28

(9)	Includes 18,750 Common Shares and 520 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017. This amount does not include 6,023,014 Common Shares owned of record by OPKO Health Inc.

(10)	Includes 12,500 Common Shares and 520 Common Shares issuable upon exercise of an option to purchase Common Shares exercisable within 60 days of March 31, 2017.

(11)	Includes 351,451 Common Shares and 88,812 Common Shares issuable upon exercise of options to purchase Common Shares exercisable within 60 days of March 31, 2017.

(12)	Includes 12,570,147 Common Shares and 1,076,848 Common Shares issuable upon exercise of options to purchase Common Shares exercisable within 60 days of March 31, 2017.

(13)	The address for Perceptive Life Sciences Master Fund Ltd. is 51 Astor Place 10th floor New York NY 10003. Includes Common Shares held by Titan-Perc Ltd., an entity related to Mr. Sam Chawla. The address for Titan-Perc Ltd. is 750 Washington Blvd. 10th floor, Stamford CT 06901.

(14)	The address for OPKO Health Inc. is 4400 Biscayne Boulevard, Miami, FL 33137.

(15)	Based on information known by the Company as of March 31, 2017. The address for CLS Therapeutics Limited is Bourdeaut Court, Les Echelons, St. Peter Port, Guernsey, GY1 1AR.

(16)	Based on information reported by Barry Honig on Schedule 13G/A filed with the SEC on February 13, 2017. Of the Common Shares beneficially owned, Mr. Honig reported that he has sole dispositive power with respect to 2,168,920 Common Shares, shared dispositive power with respect to 1,308,451 Common Shares, sole voting power with respect to 2,168,920 Common Shares, and shared voting power with respect to 1,308,451 Common Shares. Mr. Honig listed his address as 555 S. Federal Hwy., Ste. 450, Boca Raton, FL 33432-5547.

(17)	The address for ARCH Venture Fund VI, L.P. is 8755 West Higgins Road, Suite 1025, Chicago, IL 60631. Robert T. Nelsen, Keith Crandell and Clinton Bybee, managing directors of ARCH Venture Partners VI, LLC, have voting and dispositive control over the Common Shares owned by ARCH Venture Fund VI, L.P. and each disclaims beneficial ownership of such Common Shares, except to the extent of any pecuniary interest therein.

(18)	The address for Clarus Lifesciences I, L.P. is 101 Main Street, Suite 1210, Cambridge, MA 02142. Robert Liptak, Nicholas Simon, Nicholas Galakatos, Dennis Henner, and Kurt Wheeler, the managing directors of Clarus Ventures I, LLC, have voting and dispositive control over the Common Shares owned by Clarus Lifesciences I, L.P.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF HOLDING AN
ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) requires that we provide our shareholders with the opportunity to indicate how frequently we should seek an advisory vote to approve the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as the Proposal 3 in this proxy statement. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on executive compensation every one, two or three years, or they may withhold from such advisory vote.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for our Company, and we look forward to hearing from our shareholders on this proposal.

Please mark on the proxy card your preference as to the frequency of holding shareholder advisory votes on executive compensation, every year, every two years or every three years, or you may mark the “WITHHOLD” box on the proxy card.

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Vote and Recommendation

The alternative among one year, two years or three years that receives the highest number of votes from the holders of our Common Shares present in person or by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our shareholders.

While our Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our Named Executive Officer compensation should be held every year, two years or three years. Our Board recommends a vote to hold future advisory votes on Named Executive Officer compensation every “one year.”

PROPOSAL 3 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the SEC, are mandating that public companies initiate procedures to ensure that shareholders have input on compensation programs for named executive officers. VBI’s policies and programs for compensating our Named Executive Officers are designed to attract, retain, motivate and reward top quality personnel capable of driving our success. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie the design of our compensation programs for our Named Executive Officers.

Our Board values and encourages constructive dialogue on executive compensation and other important governance topics with our shareholders, to whom it is ultimately accountable. We urge you to read this Proxy Statement for additional details on the Company’s executive compensation.

Our Say-on-Pay Proposal is designed to provide our shareholders with the opportunity to consider and vote upon the compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion. Although the vote is advisory and non-binding on the Company or the Board, our Board, the Governance Committee and the Compensation Committee will review the voting results. To the extent there is any significant lack of support for the compensation of our Named Executive Officers, we would expect to initiate procedures designed to help us better understand shareholder concerns.

We are asking stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the related narrative discussion, is hereby APPROVED.

Vote and Recommendation

The affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required for approval of this proposal. Our Board recommends a vote “FOR” the approval of the compensation paid to the Company’s Named Executive Officers.

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Report of the Audit Committee

The Audit Committee of the Board has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2016 with management;

●	discussed with the Company’s independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees); and

●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by EisnerAmper LLP for the fiscal year ended December 31, 2016 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Adam Logal, Chairman

Steven Gillis

Steven D. Rubin

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Proposal 4 – approval of Appointment of Independent Registered Public
Accounting Firm and remuneration to be set by the AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

VBI’s shareholders approved the appointment of EisnerAmper LLP (“EisnerAmper”) as the auditor of the Company on September 23, 2016, to serve for the ensuing year. EisnerAmper has served as our independent registered public accounting firm since June 7, 2016. The previous auditor was Smythe LLP (“Smythe”). Smythe resigned as the Company’s auditor, at the Company’s request, on June 7, 2016.

In making its recommendation to the Board that shareholders approve the appointment of EisnerAmper as our independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee, the Audit Committee considered whether EisnerAmper’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of EisnerAmper.

Audit and Related Fees

The Company incurred the following fees for services performed by external auditors:

	EA 2016	% Pre- approved by Audit Committee	Smythe 2015	% Pre- approved by Audit Committee
Audit Fees	$181,200	100%	$61,045	100%
Audit Related Fees	-	-	-	-
Tax Fees	-	-	-	-
All Other Fees	-	-	11,265	-
	$181,200		$72,310

Audit Fees. The “Audit Fees” are the aggregate fees of EisnerAmper and Smythe (collectively, our “Auditors”) attributable to professional services rendered in 2016 for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by our Auditors in connection with statutory and regulatory filings or engagements for that fiscal year. These fees include fees billed for professional services rendered by our Auditors for the review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees. Our Auditors did not bill us for any professional services that were reasonably related to the performance of the audit or review of financial statements for the fiscal year ended December 31, 2016 that are not included under Audit Fees above.

Tax Fees. Our Auditors did not bill us for any professional services rendered for tax compliance, tax advice or tax planning for the fiscal year ended December 31, 2016.

All Other Fees. Our Auditors did not perform any services for us or charge any fees other than the services described above for the fiscal year ended December 31, 2016.

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Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2016.

EisnerAmper LLP Representatives at Annual Meeting

We expect that representatives of EisnerAmper will be present telephonically at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote and Recommendation

The affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that shareholders vote “FOR” approval of the appointment of EisnerAmper LLP as our independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee as described in this Proposal 4.

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Proposal 5 — COMMON SHARE ISSUANCES TO CONSULTANTS

VBI entered into agreements with certain investor relations consultants (none of whom are insiders of VBI), wherein the Company agreed to pay these investor relations consultants for their services in whole or in part in securities of the Company. Under TSX Rules, these are security-based compensation arrangements and unless otherwise approved by shareholders (such as under the 2016 Plan), VBI must obtain shareholder approval for the issuances. VBI is therefore asking you to ratify and confirm the following share issuances, totaling 69,000 Common Shares (being 0.21% of VBI’s issued and outstanding Common Shares as of the Record Date), to certain of its consultants:

(i)	the Company issued 12,000 Common Shares to a consultant during the six months ended December 31, 2016, related to a consulting agreement entered into in June 2016;

(ii)	the Company issued 25,000 Common Shares to a consultant during the six months ended December 31, 2016, as part of a consulting agreement entered into in June 2016; and

(iii)	the Company issued 32,000 Common Shares to a consultant on November 10, 2016, as part of a consulting agreement entered into in October 2016.

The Company does not anticipate making any further securities issuances as compensation to these consultants or otherwise outside of the 2016 Plan.

Vote and Recommendation

The affirmative vote of the holders of Common Shares having a majority of the votes cast by the holders of all Common Shares present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that shareholders vote “FOR” approval of the Common Share issuances to certain consultants as described in this Proposal 5.

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Certain Relationships And Related Transactions

Our Common Shares are listed on the NASDAQ Capital Market and therefore our determination of the independence of directors is made using the definition of “independent” contained in the listing standards of the NASDAQ Stock Market. On the basis of information solicited from each director, the Board has determined that each of Drs. Gillis and De Wilde and Messrs. Requadt, Rubin and Logal is independent within the meaning of such rules.

SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. Canadian securities laws have similar disclosure requirements under Item 11 - Interests of Informed Persons in Material Transactions (“Item 11”) under Form 51-102F5 – Information Circular of the CSA. Under SEC regulations, a related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our Common Shares, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our Common Shares, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.

With the exception of the director services and employment agreements described in the sections of this report titled “Proposal 1 – Election of Directors” and “Executive Compensation”, respectively, during the past two fiscal years to the present, there is no transaction in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years and in which any related person (or for the purposes of Item 11, an “informed person”) had or will have a direct or indirect material interest.

SciVac, Ltd. an Israeli company and a wholly-owned subsidiary of the Company (“SciVac”) entered into a services agreement with OPKO Biologics Ltd., a wholly-owned subsidiary of OPKO Health, Inc., a more than 5% owner of the issued and outstanding Common Shares, dated as of March 15, 2015 which was amended January 25, 2016, pursuant to which SciVac agreed to provide certain aseptic process filling services to OPKO Biologics, Ltd. The terms of the service agreement is based on market rates and comparable to other non-related party service agreements. During the years ended December 31, 2016 and 2015, the Company generated revenue of approximately $90,000 and $140,000 respectively, from the service agreement.

On May 5, 2016, contemporaneously with and as a condition of the VBI-SciVac Merger, Scivac entered into a sublicense agreement with OPKO Ireland Global Holdings Ltd., an affiliate of OPKO Health, Inc., pursuant to which SciVac sublicensed all rights obtained to such affiliate of OPKO Health, Inc. in exchange for a 1% royalty based on net sales. To date, no royalty payments have been earned or paid.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The only equity compensation plan that the Company currently has in place is the 2016 Plan, which was approved by shareholders on January 29, 2016.

Despite the Company’s only active equity compensation plan being the 2016 Plan, options and warrants granted to previous VBI DE optionholders and warrantholders under the VBI-SciVac Merger are governed under the terms of the VBI DE incentive plans under which they were originally granted.

The table below provides information, as of December 31, 2016, regarding the 2016 Plan the 2006 VBI US Stock Option Plan (the “2006 Plan”), the 2013 Equity Incentive Plan (the “2013 Plan”), the VBI Vaccines Inc. 2014 Equity Incentive Plan (the “2014 Plan”) and the Plan under which our equity securities are authorized for issuance to officers, directors, employees, consultants, independent contractors and advisors.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders (1)	1,487,261	$4.57	907,325
Equity compensation plans not approved by security holders(2)	1,320,016	$4.05	-
Total	2,807,277	$4.32	907,325

(1) This amount includes shares that may be issued in connection with outstanding stock options granted under the 2013 Plan, 2014 Plan and the 2016 Plan.

(2) This amount includes shares that maybe issued in connection with outstanding stock options granted under the 2006 Plan.

As of December 31, 2016, options to purchase up to 2,807,277 Common Shares have been granted under the 2006 Plan, 2013 Plan, 2014 Plan and the 2016 Plan of which 1,631,938 shares are vested.

36

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We and some brokers have adopted “householding,” a procedure under which shareholders who have the same address will receive a single Notice of Internet Availability or set of proxy materials, unless one or more of these shareholders provides notice that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to our Company by reducing printing and postage costs. If you participate in householding and wish to receive a separate Notice of Internet Availability or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, telephone number 1-800-579-1639, or VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142, Attn: CFO, telephone number 613-749-4200 x123. We will deliver the requested documents to you promptly upon your request. Shareholders who share an address and receive multiple copies of the Notice of Internet Availability or proxy materials can also request to receive a single copy by following the instructions above.

Requirements For Advance Notification of Nominations and shareholder Proposals

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2018 Annual and General Meeting of Shareholders must be received by us no later than January 11, 2018, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC and the BCBCA. Shareholder proposals should be addressed to our Secretary at VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142, Attn: Secretary.

Recommendations from shareholders which are received after the deadline likely will not be considered timely for consideration by the Governance Committee for next year’s annual meeting.

MANAGEMENT CONTRACTS

Management functions of the Company are substantially performed by directors or executive officers of the Company and not, to any substantial degree, by any other person with whom the Company has contracted.

ADDITIONAL INFORMATION

Additional information relating to the Company is on SEDAR at www.sedar.com. Shareholders may contact the Company to request copies of the Company’s financial statements and management’s discussion and analysis at info@vbivaccines.com. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.

Other Matters

VBI does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the Common Shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

THE BOARD OF DIRECTORS

Cambridge, MA

May 11, 2017

37

ANNEX A

VBI VACCINES INC.

Computershare

8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001

Mr A Sample
Designation (if any)
Add1
Add2
add3
add4
add5
add6

Security Class
123

Holder Account Number

C1234567890 XXX

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This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as the proxyholder sees fit.**
6. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 1:00 PM, Eastern Time, on June 20, 2017.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

01BM2B

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

I/We being holder(s) of VBI Vaccines Inc. (the "Company") hereby appoint: Jeff Baxter, or failing him, Egidio Nascimento, (the "Proxyholders")

OR

Print the name of the person you are appointing if this person is someone other than Proxyholders.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of the Company to be held at the Boston Marriott Cambridge, 50 Broadway, Cambridge, Massachusetts 02142 on June 22, 2017 at 1:00 PM Eastern Time, or any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. Jeff Baxter	☐	☐	02. Steven Gillis	☐	☐	03. Sam Chawla	☐	☐
04. Michel De Wilde	☐	☐	05. Adam Logal	☐	☐	06. Scott Requadt	☐	☐
07. Steven Rubin	☐	☐						

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	1 Year	2 Years	3 Years	Withhold
2. Frequency of Holding an Advisory Vote on Executive Compensation To approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation.	☐	☐	☐	☐

	For	Against	Withhold
3. Approval of Executive Compensation To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

	For	Withhold
4. Appointment of Auditors To appoint EisnerAmper LLP, as our independent registered public accounting firm until the next annual meeting of shareholders and remuneration to be set by the Audit Committee.	☐	☐

	For	Against	Withhold
5. Ratification of Common Share Issuances to Consultants To ratify and confirm common share issuances to certain Company consultants, as more particularly set out in the accompanying Proxy Statement.	☐	☐	☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as the proxyholder sees fit.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

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